EXHIBIT 99.24

Amendment No. 3 to Schedule 13D

Introduction

This Amendment No. 3 (“Amendment No. 3”) amends the statement on Schedule 13 D dated November 21, 1990 (the “Original Statement”) as amended by Amendment No. 1 dated March 29, 1991 (“Amendment No. 1”) and as further amended by Amendment No. 2 dated June 11, 1993 (“Amendment No. 2”) (the Original Statement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 are sometimes hereinafter collectively called the “Schedule 13D”), relating to the common stock, par value $.005 per share (“Common Stock”), of Hansen Natural Corporation, a Delaware corporation (the “Company”).

The reporting persons named below are hereby jointly filing this Amendment No. 3 because they may be deemed a “group” within the meaning of Rule 13D-5(b) (1) promulgated under the Securities Exchange Act of 1934 by virtue of their affiliated status and/or action in concert with respect to the shares of Common Stock beneficially owned by them.  The reporting persons are Brandon Limited Partnership No. 1 (“Brandon No. 1”), Brandon Limited Partnership No. 2 (“Brandon No. 2”), Brandon Limited Partnership No. 2 (“Brandon No. 2”), Rodney Cyril Sacks (“Sacks”), Hilton Hiller Schlosberg (“Schlosberg”) and Brandon Securities Limited (“Brandon Securities”) (Brandon No. 1 and Brandon No. 2 are sometimes hereinafter collectively referred to as the (“Partnerships” and the Partnerships, Sacks, Schlosberg

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and Brandon Securities are sometimes hereinafter collectively referred to as the “Group”).  This Amendment No. 3 amends the Schedule 13D by (i) amending the aggregate number of shares and percentage of Common Stock beneficially owned by each member of the Group disclosed in Item 5 an d(ii) describing in Item 6 certain amendments to the respective limited partnership agreements of Brandon No. 1 and Brandon No. 2.

Any capitalized term used in this Amendment No. 3 and not otherwise defined herein shall have the meaning ascribed to such term in the Original Statement.

Item 5.                                                             Interest in the Securities of the Issuer.

Item 5 is hereby amended as follows:

(i)                        Delete Item 5 in its entirety and insert in lieu thereof the following (including the Footnote set forth below):

“(a)               As of the date hereof, the aggregate number and percentage of shares of Common Stock beneficially owned by

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the Group is 5,613,5082(1) shares of Common Stock or 57.3% of the Common Stock.

As of the date hereof, Brandon No. 1. and Brandon No. 2 directly beneficially owns 951,508 shares or 10.4% of the Common Stock and 3,987,000 shares or 43.7% of the Common Stock, respectively.

On July 31, l992, Channel, which together with Brandon No. 1 and Brandon No. 2 was part of the investor group which purchased shares of Common Stock and warrants to purchase Common Stock in November 1990, distributed the shares of Common Stock and Callable Common Stock Purchase Warrants, Class B (the “Class B Warrants”) held by it to its limited partners and thereupon ceased to beneficia1ly own 5% or more of the voting securities of the Company. On November 19, 1992, Brandon No. 1 distributed Class B Warrants held by it to its limited partners. On December 29, 1992, Brandon No. 2 distributed Class B Warrants held by it to its limited partners.  On April 26, 1994, Brandon No. 1 distributed an aggregate of 18,951 shares of Common Stock to two

(2)               Includes (i) 187,500 shares of Common Stock issuable to Sacs upon the exercise of the options granted to Sacks pursuant to the Sacks Agreement, (ii) 150,000 shares of Common Stock issuable to Sacks pursuant to options presently exercisable out of options to purchase a total of 200,000 shares granted to Sacks under the Company’s Stock Option Plan (the “Hansen Stock Option Plan”) pursuant to a Stock Option Agreement dated June 15, 1992 between the Company and Sacks, (iii) 150,000 shares of Common Stock issuable to Schlosberg pursuant to options presently exercisable granted to Schlosberg under the Hansen Stock Option Plan pursuant to a Stock Option Agreement dated June 15, 1992 between the Company and Schlosberg, and (iv) 187,500 shares of the Common Stock issuable to Schlosberg upon the exercise of the options granted to Schlosberg pursuant to the Schlosberg Agreement.

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of its limited partners. On May 23, 1994, Brandon No. 1 distributed 34,768 shares of Common Stock to four of its limited partners. On August 3, 1994, Brandon No. 2 distributed 13,000 shares of Common stock to one of its limited partners in accordance with its request as permitted under the Brandon No. 2 Partnership Agreement.

As of the date hereof, Schlosberg beneficially owns an aggregate of 5,276,008 shares or 55.8% of the Common Stock..  The nature of his beneficial ownership is as follows: (1) 187,500 shares of the Common Stock relating to shares to be owned directly upon exercise of all of the options granted pursuant to the Schlosberg Agreement, (ii) 150,000 shares relating to the currently exercisable options to purchase Common Stock granted to Schlosberg under the Hansen Stock Option Plan, (iii) 951,508 shares of the Common Stock relating to shares owned indirectly by virtue of his position as one of the general partners of Brandon No. 1 and as the controlling person of Brandon Securities, another general partner of Brandon No. 1 and (iv) 3,987,000 shares of the Common Stock relating to shares owned indirectly by virtue of his position as one of the general partners of Brandon No. 2 and as the controlling person of Brandon Securities, another general partner of Brandon No. 2.

As of the date hereof, Sacks beneficially owns an aggregate of 5,276,008 shares or 55.8% of the Common Stock. The nature of his beneficial ownership is as follows: (1) 187,500

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shares of the Common Stock relating to shares to be owned directly upon exercise of all of the options granted pursuant to the Sacks Agreement, (ii) 150,000 shares of the Common Stock relating to the currently exercisable portion of the options to purchase 200,000 shares of Common Stock granted to Sacks under the Hansen Stock Option Plan, (iii) 951,508 shares of the Common Stock relating to shares owned indirectly by virtue of his position as one of the general partners of Brandon No. 1 and (iv) 3,987,000 shares of the Common Stock relating to shares owned indirectly by virtue of his position as one of the general partners of Brandon No. 2.

As of the date hereof, Brandon Securities baneficia1ly owns 4,938,508 shares or 54.2% of the Common Stock, comprised of 3,987,000 shares of the Common Stock owned indirectly by virtue of its position as one of the general partners of Brandon No. 1 and 951,508 shares of the Common Stock owned indirectly by virtue of its position as one of the general partners of Brandon No. 2.

As of the date hereof, none of Channel Management or its controlling person, executive officers, or directors own beneficially, whether directly or indirectly, any shares of Common Stock.

Each of the members of the Group disclaims beneficial ownership of the Common Stock held by the other reporting persons other than, in the case of Sacks, Schlosberg and Brandon

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Securities, the Common Stock held by Brandon No. 1 and Brandon No. 2.

(b) Brandon No. 1 has sole power to vote and dispose of 95l,508 shares or 10.4% of the Common Stock that is directly beneficially owned by it.

Brandon No. 2 has sole power to vote and dispose of 3,987,000 shares or 43.7% of the Common Stock that is directly beneficially owned by it.

Schlosberg may be deemed (1) to have sole power to vote and dispose of 337,500 shares or 3.6% of the Common Stock that is directly beneficially owned by him, (ii) to have shared power to vote and dispose of all of the 951,508 shares or 10.4% of the Common Stock that is directly beneficially owned by Brandon No. I by virtue of his position as one of the general partners of Brandon No. 1 and as a controlling person of Brandon Securities, another general partner of Brandon No. 1 and (iii) to have shared power to vote and dispose of all of the 3,987,000 shares of 43.7% of the Common Stock that is directly beneficially owned by Brandon No. 2 by virtue of his position as one of the general partners of Brandon No. 2 and the controlling person of Brandon Securities, another general partner of Brandon No. 2.

Sacks may be deemed (i) to have sole power to vote and dispose of 337,500 shares or 3.6% of the Common Stock that is directly beneficially owned by him, (ii) to have shared power to vote and dispose of all of the 951,508 shares or 10.4% of the

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Common Stock that is directly beneficially owned by Brandon No. 1 by virtue of his position as one of the general partners of Brandon No. 1 and (iii) to have shared power to vote and dispose of all of the 3,987,000 shares or 43.7% of the Common Stock that is directly beneficially owned by Brandon No. 2 by virtue of his position as one of the general partners of Brandon No. 2.

Brandon Securities may be deemed (i) to have shared power to vote and dispose of all of the 951,508 shares or 10.4% of the Common Stock that is directly beneficially owned by Brandon No. 1 by virtue of its position as one of the general partners of Brandon No. 1 and (ii) to have shared power to vote and dispose of all of the 3,987,000 shares or 43.7% of the Common Stock that is directly beneficially owned by Brandon No. 2 by virtue of its position as one of the general partners of Brandon No. 2.

None of Channel Management or its controlling person, executive officers or directors has sole or shared power to vote or direct the vote or dispose or direct the disposition of any shares of Common Stock..”

Item 6.                  Contracts, Arrangement, Understandings or Relationships to the Securities
of the Issuer.

Item 6 is hereby amended as follows:

(i) Insert at the end of text of Item 6 the following:

“The Brandon No. 1 Partnership Agreement was amended pursuant to two amendments each made as of December 31, 1993 (collectively, the “Brandon No. 1 Amendment”) to, among other

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things, extend the term of Brandon No. 1 until January 1, 1996 unless sooner terminated upon the vote of a Majority of Interest of the Limited Partners (as such terms are defined in the Brandon No. 1 Partnership Agreement), upon not less than sixty days written notice, and to provide that commencing on or after January 1, 1994, upon not less than 60 days written notice, any Limited Partner may withdraw arid receive a distribution of the assets of the partnership equivalent to the amount to which it would be entitled upon liquidation of the partnership in full satisfaction of such Limited Partner’s interest in the partnership and right, if any, to claim repayment of its Capital Contribution (as such term is defined in the Brandon No. 1 Partnership Agreement).

The Brandon No. 2 Partnership Agreement was amended pursuant to an amendment made as of December 3, 1993 (the “Brandon No. 2 Amendment”) to, among other things, extend the term of Brandon No. 2 until January 1, 1996 unless sooner terminated by any Limited Partner (as such term is defined in the Brandon No. 2 Partnership Agreement),upon not less than sixty days written notice, and to provide that commencing on or after January 1, 1994, upon not less than 60 days written notice, any Limited Partner may withdraw and receive a distribution of the assets of the partnership equivalent to the amount to which it would be entitled upon liquidation of the partnership in full satisfaction of such Limited Partner’s interest in the

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partnership and right, if any, to claim repayment of its Capital Contribution (as such term is defined in the Brandon No. 2 Partnership Agreement).

True copies of the Brandon No. 1 Amendment and the Brandon No. 2 Amendment are attached hereto as Exhibits 18, 19 and 20, respectively, and are incorporated herein by reference. Any description set forth herein of the terms and conditions of the Brandon No. 1 Amendment and the Brandon No. 2 Amendment is qualified in its entirety by such reference.”

Item 7.                                                       Materials to be filed as Exhibits.

(i)                                     Insert at the end following Exhibit 17 the following:

“18. Amendment to Agreement of Limited Partnership of Brandon No. 1.

19. Amendment to Agreement of Limited Partnership of Brandon No. 1.

20. Amendment to Agreement of Limited Partnership of Brandon No. 2.”

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SIGNATURES

After reasonable inquiry and to the best knowledge and belief of each of the undersigned, the undersigned certify that the information set forth in this statement is true, complete and correct.

Date: August 26, 1994

BRANDON SECURITIES LIMITED	BRANDON LIMITED PARTNERSHIP NO. 1

/s/ RODNEY CYRIL SACKS	/s/ RODNEY CYRIL SACKS
Name: Rodney Cyril Sacks	Name: Rodney Cyril Sacks
Title: Director	Title: General Partner
Name: Hilton Hiller Schlosberg
Title: Director

BRANDON LIMITED PARTNERSHIP NO. 2

/s/ RODNEY CYRIL SACKS	/s/ RODNEY CYRIL SACKS
Rodney Cyril Sacks,	Name: Rodney Cyril Sacks
Individually	Title: General Partner

/s/ HILTON HILLER SCHLOSBERG
Hilton Hiller Schlosberg,
Individually

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INDEX OF EXHIBITS

Exhibit No.	Description	Page of this Schedule

18	Amendment to Agreement of Limited Partnership of Brandon No. 1	18

19	Amendment to Agreement of Limited Partnership of Brandon No. 1	36

20	Amendment to Agreement of Limited Partnership of Brandon No. 2	39

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